Exhibit 24(b)(8.60)

SCHEDULE B: Portfolios

Effective Date: April 24, 2009

All capitalized terms not otherwise defined herein have the meaning set forth in the Administrative Service Agreement.  For any Fund that has multiple classes of shares, the available class shall be Institutional Class unless otherwise stated.

I. Available Funds for Plans:

Pursuant to the terms of the Administrative Service Agreement, as amended from time to time, the Sub-Administrator may effect transactions in the following Funds for any Plan:

            A.         DFA Investment Dimensions Group Inc.

Fund Name	Symbol	Cusip #

U.S. Core Equity 1 Portfolio	DFEOX	233-203-413
U.S. Core Equity 2 Portfolio	DFQTX	233-203-397
U.S. Large Company Portfolio	DFLCX	233-203-801
Enhanced U.S. Large Company Portfolio	DFELX	233-203-637
U.S. Large Cap Value Portfolio	DFLVX	233-203-827
U.S. Vector Equity Portfolio	DFVEX	233-203-389
U.S. Targeted Value Portfolio	DFFVX	233-203-595
U.S. Social Core Equity 2 Portfolio	DFUEX	233-203-298
U.S. Sustainability Core 1 Portfolio	DFSIX	233-203-215
DFA Short-Term Extended Quality Portfolio		233-20G-521

International Core Equity Portfolio	DFIEX	233-203-371
Large Cap International Portfolio	DFALX	233-203-868
Emerging Markets Core Equity Portfolio	DFCEX	233-203-421
Emerging Markets Social Core Portfolio	DFESX	233-203-363
Emerging Markets Portfolio	DFEMX	233-203-785
International Sustainability Core 1 Portfolio	DFSPX	233-203-199
International Vector Equity Portfolio	DFVQX	233-20G-539

DFA Real Estate Securities Portfolio	DFREX	233-203-835
DFA International Real Estate Securities Portfolio	DFITX	233-203-348
DFA Global Real Estate Securities Portfolio	DFGEX	233-20G-554

DFA One-Year Fixed Income Portfolio	DFIHX	233-203-603
DFA Five-Year Government Portfolio	DFFGX	233-203-405
DFA Intermediate Government Fixed Income Portfolio	DFIGX	233-203-876
DFA Inflation-Protected Securities Portfolio	DIPSX	233-203-355
DFA Two-Year Global Fixed Income Portfolio	DFGFX	233-203-645
DFA Five-Year Global Fixed Income Portfolio	DFGBX	233-203-884
DFA Selectively Hedged Global Fixed Income Portfolio	DFSHX	233-203-223

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            B.         Dimensional Investment Group Inc.

Fund Name	Symbol	Cusip #

Global Equity Portfolio	DGEIX	254-34D-674
Global 60/40 Portfolio	DGSIX	254-34D-658
Global 25/75 Portfolio	DGTSX	254-34D-633

DFA International Value Portfolio	DFIVX	254-34D-203

Pursuant to the terms of the Administrative Service Agreement, as amended from time to time, the Sub-Administrator must obtain or have previously obtained prior written approval from Dimensional's Director of Institutional Services, the Director of Financial Advisor Services or their respective authorized designees prior to allowing any Plan to purchase shares in the following Funds:

DFA Investment Dimensions Group Inc.:

Fund Name	Symbol	Cusip #

U.S. Small Cap Portfolio	DFSTX	233-203-843

International Small Company Portfolio	DFISX	233-203-629
DFA International Small Cap Value Portfolio	DISVX	233-203-736

Emerging Markets Value Portfolio	DFEVX	233-203-587
Emerging Markets Small Cap Portfolio	DEMSX	233-203-611

The following Funds are also available for Plans (1) to the extent such Plans held shares of such Funds prior to January 1, 2008 or (2) have obtained prior written approval from Dimensional's Director of Institutional Services, the Director of Financial Advisor Services or their respective authorized designees prior to allowing any Plan to purchase shares in such Funds after January 1, 2008:

U.S. Micro Cap Portfolio	DFSCX	233-203-504
U.S. Small Cap Value Portfolio	DFSVX	233-203-819

5739-6